UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 1, 2017

FOOTHILLS EXPLORATION, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-190836	27-3439423
(Commission File Number)	(IRS Employer Identification No.)

633 17th Street, Suite 1700-A

Denver, CO 80202

(Address of Principal Executive Offices)

(720) 449-7478

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Foothills Exploration, Inc. (the “Company”), entered into a Securities Purchase Agreement with Wilshire Energy Partners, LLC, pursuant to which the Company sold and agreed to issue 200,000 units, (“Units” or a “Unit” in the singular) each consisting of one share and one common stock purchase warrant, (“Warrant” and in the plural, “Warrants”) at a purchase price of $1.00 per Unit for an aggregate amount of $200,000. Each Warrant has a term of three years and is exercisable at $1.50 per share. The agreement, dated as of May 31 and funded on June 1, 2017, provides for full ratchet adjustment in the event that the Company sells securities at a price deemed lower than the per Unit price during the 150 days following completion of the transaction. The Company intends to utilize the proceeds from this sale for general operating and corporate matters. Wilshire is a principal shareholder of the Company. No broker-dealer or placement agent was retained or involved in this transaction.

The summary of the transactions described above is qualified in its entirety by reference to the Securities Purchase Agreement which is filed as Exhibit 10.1 to this report.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02.The offer and sale of the securities were made in reliance on the exemption from registration afforded under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act. The offering and sale were not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the investor in connection with the offering. This current report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2017, the Board of Directors of the Company appointed Kevin J. Sylla as Executive Chairman of the Company. Mr. Sylla will continue to serve as Director and Chief Executive Officer of Foothills Petroleum, Inc., the Company’s main operating subsidiary, and will also continue serving as manager of the Company’s indirect subsidiaries, Tiger Energy Operating, LLC (“TEO”), Tiger Energy Partners International, LLC (“TEPI”), and Tiger Energy Mineral Leasing, LLC (“TEML”). See Form 8-K filed with the Commission on March 6, 2017.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Securities Purchase Agreement dated May 31, 2017 between Foothills Exploration, Inc. and Wilshire Energy Partners, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2017

FOOTHILLS EXPLORATION, INC.

/s/ B. P. Allaire
By: B. P. Allaire
Chief Executive Officer